                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                     LOGO

              OF COMMONWEALTH TELEPHONE ENTERPRISES APPEARS HERE

                                 100 CTE DRIVE
                        DALLAS, PENNSYLVANIA 18612-9774
                                (717) 674-2700

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 14, 1998

  The Annual Meeting of Shareholders of Commonwealth Telephone Enterprises, Inc., formerly known as C-TEC Corporation, will be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey on Thursday, May 14, 1998, at 11:00 A.M., local time. The meeting will be held for the following purposes:

  1.To elect four (4) Directors to Class II to serve for a term of three (3) years;

  2.To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1998; and

  3.To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

  Only shareholders of record at the close of business on April 14, 1998, will be entitled to vote at the meeting either in person or by proxy. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

  In order to insure that your shares are represented and are voted in accordance with your wishes, IT WILL BE APPRECIATED IF YOU WILL DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the meeting, you may personally vote your shares regardless of whether you have signed a proxy.

                                          /s/ Bruce C. Godfrey
                                          Bruce C. Godfrey,
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Corporate Secretary

Dated: April 17, 1998

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 14, 1998

  This Proxy Statement is being mailed to shareholders on or about April 17, 1998, in connection with the solicitation of proxies by the Board of Directors of Commonwealth Telephone Enterprises, Inc. ("CTE" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 14, 1998, at 11:00 A.M., local time, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, and at any adjournment or postponement thereof.

  At the Annual Meeting, shareholders of CTE eligible to vote will consider and vote upon proposals (i) to elect four (4) Class II Directors to serve for a term of three (3) years; (ii) to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of CTE for the fiscal year ending December 31, 1998; and (iii) to transact such other business as may properly come before the meeting.

  Any proxy may be revoked at any time prior to its exercise by notifying the Corporate Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by CTE.

                               ----------------

              The date of this Proxy Statement is April 17, 1998.

                              THE ANNUAL MEETING

PLACE, DATE AND TIME

  The Annual Meeting will be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on Thursday, May 14, 1998, at 11:00 A.M., local time.

PURPOSE OF THE ANNUAL MEETING

  Shareholders of CTE will consider and vote upon proposals (i) to elect four
(4) Class II Directors to serve for a term of three (3) years; (ii) to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of CTE for the fiscal year ending December 31, 1998; and (iii) to transact such other business as may properly come before the meeting.

RECORD DATE, QUORUM, REQUIRED VOTE

  The close of business on April 14, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. On April 14, 1998, there were outstanding 15,755,460 shares of CTE Common Stock ("CTE Common Stock"), and 2,631,060 shares of CTE Class B Stock ("CTE Class B Stock" (and together with the CTE Common Stock, the "CTE Common Equity")). The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shareholders will be entitled to one vote per share for CTE Common Stock and fifteen votes per share for CTE Class B Stock on all matters to be submitted to a vote at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of Directors. Under cumulative voting, a shareholder's total vote (the number of votes to which such shareholder is entitled multiplied by the number of Directors to be elected) may be cast entirely for one candidate or distributed among two or more candidates. The persons named in the accompanying Proxy may, at their discretion, cumulate the votes which they are authorized to cast. Holders of CTE Common Stock and holders of CTE Class B Stock will vote as a single class on all matters.

  In accordance with Pennsylvania law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not treated as votes cast, and thus will not be the equivalent of votes against the election of a nominee.

  The approval of Proposal 2 (regarding ratification of the appointment of independent auditors) requires the affirmative vote of a majority of the votes cast by the holders of CTE Common Stock voting as a single class and a majority of the votes entitled to be cast by all holders of CTE Common Stock and CTE Class B Stock voting together as a single class. Abstentions and broker non-votes, because they are not treated as votes cast, will not be the equivalent of votes against Proposal 2.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three (3) classes and is currently comprised of thirteen (13) members. One class is elected each year for a three-year term. Class II Directors whose term will expire at the Annual Meeting include the following nominees, all of whom are presently Directors of the Company: Michael I. Gottdenker, Frank M. Henry, Eugene Roth and John J. Whyte. These four (4) nominees, if elected at the 1998 Annual Meeting, will serve for a term of three (3) years expiring at the Annual Meeting of Shareholders to be held in 2001.

  It is not anticipated that any of these nominees will become unavailable for any reason, but, if that should occur before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in his place or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

  The Board of Directors recommends that the shareholders vote FOR the election of these four (4) nominees as Class II Directors to serve for a term of three (3) years.

                             DIRECTOR INFORMATION

  Information as of April 1, 1998, concerning the nominees for election as Class II Directors and for the other current Directors is set forth below.

                                                                    DIRECTOR
 NAME OF DIRECTOR AGE                                                SINCE
 ---------------- ---                                               --------
 James Q. Crowe    48 President and Chief Executive Officer of        1993
                      Level 3 Communications, Inc. ("Level 3"),
                      formerly known as Peter Kiewit Sons' Inc.
                      ("PKS") since August 1997 and Director
                      since June 1993; Director of RCN
                      Corporation ("RCN") since September 1997;
                      President and CEO of MFS Communications
                      Company, Inc. ("MFS/WorldCom") from June
                      1993 to June 1997; Chairman of the Board of
                      Directors of MFS/WorldCom from 1992 to
                      1996; Director of Inacom Communications,
                      Inc. since 1997; and Chairman of the Board
                      of Directors of WorldCom, Inc. ("WorldCom")
                      from December 1996 to June 1997.

 Bruce C. Godfrey  42 Executive Vice President and Chief              1996
                      Financial Officer of the Company since
                      April 1994 and Corporate Secretary since
                      September 1997; Director, Executive Vice
                      President and Chief Financial Officer of
                      RCN since September 1997; Director and
                      Corporate Secretary of Cable Michigan, Inc.
                      ("Cable Michigan") since September 1997;
                      Executive Vice President and Chief
                      Financial Officer of Mercom, Inc.
                      ("Mercom") from April 1994 to October 1997;
                      Director of Mercom since May 1994 and
                      Corporate Secretary since October 1997;
                      Senior Vice President and Principal of
                      Daniels and Associates from January 1984 to
                      April 1994.

                                                                    DIRECTOR
 NAME OF DIRECTOR      AGE                                           SINCE
 ----------------      ---                                          --------
 Michael I. Gottdenker  33 President and Chief Operating Officer      1997
                           of the Company since September 1997;
                           Executive Vice President of the
                           Company from September 1995 to
                           September 1997; Executive Vice
                           President of the Company's
                           Communications Services Group from
                           August 1996 to September 1997; Vice
                           President of New Business Development
                           at Revlon Consumer Products
                           Corporation ("Revlon") from 1994 to
                           1995; General Manager of Revlon's
                           State Beauty Supply from 1993 to 1994;
                           Director of Corporate Finance for
                           Revlon from 1992 to 1993; Associate,
                           Real Estate Finance Department at
                           Salomon Brothers Inc from 1988 to
                           1991; and Financial Analyst, Corporate
                           Finance Department at Salomon Brothers
                           Inc from 1986 to 1988.

 Stuart E. Graham       52 President of Skanska USA Inc. since        1990
                           1994; CEO of several Skanska USA Inc.
                           subsidiaries, including Sordoni
                           Skanska, Slattery Skanska and Skanska
                           E & C; and Director of RCN since
                           September 1997.

 Frank M. Henry         64 Chairman, Frank Martz Coach Company        1980
                           since 1995 and President of Frank
                           Martz Coach Company from 1964 to 1995;
                           President, Gold Line, Inc., since
                           1975; Director of First Union
                           Corporation; and Director of Cable
                           Michigan since September 1997.

 Richard R. Jaros       46 President of Kiewit Diversified Group      1993
                           Inc. and Executive Vice President and
                           Chief Financial Officer of PKS from
                           1980 to 1992 and from 1994 to 1997;
                           Chairman of CalEnergy Company, Inc.
                           ("CECI") from 1993 to 1994 and
                           President from 1992 to 1993. Mr. Jaros
                           is a Director of RCN, WorldCom, Level
                           3 and CECI.

 Daniel E. Knowles      68 President of Cambridge Human Resources     1995
                           since 1989; Vice President of
                           Personnel and Administration, Grumman
                           Corporation from 1963 to 1989; and
                           Director of Cable Michigan since
                           September 1997.

 Michael J. Mahoney     47 Director, President and Chief              1995
                           Operating Officer of RCN since
                           September 1997; President and Chief
                           Operating Officer of the Company from
                           February 1994 to September 1997;
                           President and Chief Operating Officer
                           of Mercom from February 1994 to
                           September 1997 and a Director of
                           Mercom since January 1994; Executive
                           Vice President of the Company's Cable
                           Television Group from June 1991 to
                           February 1994; Executive Vice
                           President of Mercom from December 1991
                           to February 1994.

 David C. McCourt       41 Chairman and Chief Executive Officer       1993
                           of the Company since October 1993;
                           Chairman, Director and Chief Executive
                           Officer of Cable Michigan since
                           September 1997; Chairman, Director and
                           Chief Executive Officer of RCN since
                           September 1997; President and Director
                           of Level 3 Telecom Holdings, Inc.
                           ("LTH"); Chairman, Director and Chief
                           Executive Officer of Mercom since
                           October 1993; Director of MFS/WorldCom
                           from July 1990 to December 1996;
                           President and Director of Metropolitan
                           Fiber Systems/McCourt, Inc., a
                           subsidiary of MFS Telecom, Inc., since
                           1988; Director of Cable Satellite
                           Public Affairs Network ("C-SPAN")
                           since June 1995; Director of WorldCom
                           from December 1996 to March 1998; and
                           Director of Level 3.

                                                                    DIRECTOR
 NAME OF DIRECTOR  AGE                                               SINCE
 ----------------  ---                                              --------
 David C. Mitchell  56 Former President of Rochester Telephone        1993
                       Corporation's Telephone Group, Corporate
                       Executive Vice President and Director of
                       Rochester Telephone Corporation ("RTC"),
                       now Frontier Corporation; Director of
                       Lynch Corporation and USN Communications;
                       and Director of Cable Michigan since
                       September 1997. Since 1963, Mr. Mitchell
                       held various positions throughout RTC
                       encompassing virtually all disciplines of
                       the company.

 Eugene Roth        62 Senior Partner at Rosenn, Jenkins and          1993
                       Greenwald L.L.P. since 1964; Director of
                       the Pennsylvania Regional Board of
                       Directors of First Union National Bank;
                       and Director of RCN since September 1997.

 Walter Scott, Jr.  66 Chairman and Director of Level 3; Chairman     1993
                       and Chief Executive Officer of PKS for
                       over nineteen years; Director of RCN,
                       Berkshire Hathaway, Inc., Burlington
                       Resources, Inc., CECI, ConAgra, Inc., U.S.
                       Bancorp and Valmont Industries, Inc. Mr.
                       Scott was Chairman of the Board of
                       WorldCom from December 1996 to July 1997.

 John J. Whyte      57 President of Worldwide PCE Corporation         1997
                       (Professional Corporate Executive Firm);
                       Partner of Stavisky, Shapiro & Whyte,
                       certified public accountants, since 1981.

--------
In connection with the Distribution (as defined herein): (i) Robert E. Julian, Michael B. Yanney and Bruce C. Godfrey resigned from their positions as Directors in Class II effective September 30, 1997; (ii) Michael I. Gottdenker and John J. Whyte were selected by the Board of Directors to fill two (2) of the vacancies in Class II; (iii) the Board of Directors eliminated the additional vacancy in Class II by creating a vacancy in Class III; and (iv) selected Bruce C. Godfrey to Class III.

  The Board of Directors is divided into three (3) classes. Michael I. Gottdenker, Frank M. Henry, Eugene Roth and John J. Whyte, are members of Class II whose term will expire at the Annual Meeting. James Q. Crowe, Bruce
C. Godfrey, Stuart E. Graham, Richard R. Jaros and Michael J. Mahoney are members of Class III with terms expiring in 1999. Daniel E. Knowles, David C. McCourt, David C. Mitchell and Walter Scott, Jr. are members of Class I with terms expiring in 2000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

THE COMPANY

Set forth below is certain information regarding the beneficial ownership of CTE Common Stock and CTE Class B Stock as of April 1, 1998, by each director, the named executive officers and by all persons, as a group, who are currently directors or executive officers of the Company. Because the shares of CTE Class B Stock are convertible at the option of the holder into shares of Common Stock on a one-for-one basis, at any time and from time to time, the "Assuming Conversion" columns in the CTE Common Stock table reflect the total shares of CTE Common Stock which would be beneficially owned by such group assuming no other conversions. The "Percent of Outstanding Shares" columns represent ownership, not voting interest. Shares of CTE Common Stock have one
(1) vote per share and shares of CTE Class B Stock fifteen (15) votes per share. Each director or named executive officer has sole investment and voting power over the shares listed opposite his name except as set forth in the footnotes hereto:

                                                           CLASS B
                              COMMON STOCK(1)            COMMON STOCK         ASSUMING CONVERSION
                          ------------------------ ------------------------ ------------------------
                           NUMBER OF                NUMBER OF                NUMBER OF
                             SHARES    PERCENT OF     SHARES    PERCENT OF     SHARES    PERCENT OF
                          BENEFICIALLY OUTSTANDING BENEFICIALLY OUTSTANDING BENEFICIALLY OUTSTANDING
NAME OF BENEFICIAL OWNER    OWNED(2)    SHARES(3)     OWNED       SHARES      OWNED(3)    SHARES(3)
------------------------  ------------ ----------- ------------ ----------- ------------ -----------
Michael A. Adams(3).....       6,424        *             --         --          6,424        *
James Q. Crowe..........         685        *             --         --            685        *
James DePolo............       1,022        *             --         --          1,022        *
Robert J. Gedrose(3)....       4,301        *             --         --          4,301        *
Bruce C. Godfrey(3).....      12,642        *             --         --         12,642        *
Michael I.
 Gottdenker(3)..........      12,072        *             --         --         12,072        *
Stuart E. Graham........         650        *           3,101        --          3,751        *
Frank M. Henry..........      28,003        *          15,398        --         43,401        *
Richard R. Jaros........         661        *             --         --            661        *
Daniel E. Knowles.......       1,031        *             --         --          1,031        *
Michael J. Mahoney(3)...      12,806        *              --        --         12,806        *
David C. McCourt(3)(4)..      30,639        *           4,002          *        34,641        *
David C. Mitchell.......       2,226        *              --        --          2,226        *
Eugene Roth.............       1,211        *           3,735          *         4,946        *
Walter Scott, Jr........         685        *              --        --            685        *
John J. Whyte...........         455        *              --        --            455        *
All Directors and
 Executive Officers as a
 group
 (25 persons)...........     115,513        *          26,236          *       141,749        *
Level 3 Telecom
 Holdings,
 Inc. (5)...............   7,537,176        48      1,343,146         51     8,880,322         56
Mario J. Gabelli
 Group(6)...............         --        --         264,643      10.05       264,643      10.05

--------
*Less than one percent.

(1) The CTE Class B Stock is convertible, at the option of the holder, into shares of CTE Common Stock on a one for-one basis at any time and from time to time. The CTE Common Stock column has been prepared assuming that no other shares of CTE Class B Stock are converted into CTE Common Stock.

(2) Includes forfeitable Matching Shares (as defined below), and Share Units (as defined below).

(3) Under the CTE Executive Stock Purchase Plan ("ESPP"), participating executive officers who forgo current compensation are credited with CTE "Share Units," the value of which is based on the value of a share of CTE Common Stock. ESPP participants who elect to receive Share Units in lieu of current compensation are also credited with restricted "Matching Shares," which vest over a period of three (3)
   years from the grant date, subject to continued employment. Matching Shares, unless forfeited, have voting and dividend rights. (In connection with the September 1997 restructuring, CTE distributed to the holders of CTE Common Equity all of the shares of common stock of RCN and Cable Michigan (the "Distribution"). Share Units and Matching Shares were adjusted in an equitable manner for the Distribution.) The holdings indicated include Share Units and Matching Shares. The table below shows, with respect to each named executive officer, the number of shares of CTE Common Stock purchased outright, Share Units relating to CTE Common Stock acquired by such named executive officer in lieu of current compensation, and the forfeitable Matching Shares of CTE Common Stock held by such named executive officer:

                                                                           TOTAL SHARES
                                     SHARE UNITS                           PURCHASED AND
                                   ACQUIRED UNDER                          ACQUIRED AND
                          SHARES     THE ESPP IN   TOTAL SHARES RESTRICTED  RESTRICTED
                         PURCHASED LIEU OF CURRENT  PURCHASED    MATCHING    MATCHING
                         OUTRIGHT   COMPENSATION   AND ACQUIRED   SHARES      SHARES
                         --------- --------------- ------------ ---------- -------------
David C. McCourt........   5,335       12,652         17,987      12,652      30,639
Michael I. Gottdenker...   2,178        4,947          7,125       4,947      12,072
Bruce C. Godfrey........   3,338        4,652          7,990       4,652      12,642
Robert J. Gedrose.......   2,049        1,126          3,175       1,126       4,301
Michael J. Mahoney......   3,738        4,534          8,272       4,534      12,806
Michael A. Adams........     450        2,987          3,437       2,987       6,424

  --------
(4) Includes 150 shares of CTE Common Stock which are owned by Mr. McCourt's wife. Mr. McCourt disclaims beneficial ownership of such shares.

(5) As a result of PKS separating its construction and mining management businesses ("Construction Group") from its other businesses on March 31, 1998 (the "Split-Off"), PKS no longer owns any interest in the Construction Group. In conjunction with the Split-Off, PKS changed its name to "Level 3 Communications, Inc." and the new PKS, the company formed in the Split-Off to hold the Construction Group's business, changed its name to "Peter Kiewit Sons', Inc." Level 3 holds 90% of the common stock of LTH and all of the preferred stock of LTH. David C. McCourt owns the remaining 10% of the common stock of LTH. The address of Level 3 is 3555 Farnam Street, Omaha, Nebraska 68131. The address of LTH is 100 Peter Kiewit Plaza, Omaha, Nebraska 68131.

(6) Based on information obtained from Schedule 13Ds and amendments thereto for the CTE Common Stock and the CTE Class B Stock filed through March 20, 1998, with the Securities and Exchange Commission (the "SEC") by Mario J. Gabelli, together with GAMCO Investors, Inc., Gabelli Funds, Inc., Gabelli Performance Partnership, L.P., Gabelli International Limited, Gabelli International II Limited and Gabelli & Company, Inc., each of whose address is One Corporate Center, Rye, New York 10580-1434.

  The information set forth above and in "Director Information" does not give effect to the ownership of Company securities by LTH. Certain executive officers or directors of the Company are directly or indirectly affiliated with LTH. For information with respect to the beneficial ownership of securities by LTH, see "Security of Ownership Certain Beneficial Owners and Management."

LEVEL 3 COMMUNICATIONS, INC.

  Set forth below is certain information regarding the beneficial ownership of equity securities of Level 3 Common Stock as of April 1, 1998, by each director, the named executive officers and by all persons, as a group, who are currently directors and executive officers of the Company.

                                                         NUMBER       PERCENT
NAME                                                   OF SHARES     OF SHARES
----                                                   ----------    ---------
Michael A. Adams......................................        --        --
James Q. Crowe........................................  5,666,360       3.9
James DePolo..........................................        --        --
Robert J. Gedrose.....................................        --        --
Bruce C. Godfrey......................................        --        --
Michael I. Gottdenker.................................        --        --
Stuart E. Graham......................................        --        --
Frank M. Henry........................................        --        --
Richard R. Jaros......................................    748,749(1)     *
Daniel E. Knowles.....................................        --        --
Michael J. Mahoney....................................      1,000       --
David C. McCourt......................................     57,500        *
David C. Mitchell.....................................        --        --
Eugene Roth...........................................        --        --
Walter Scott, Jr...................................... 17,636,397      12.0
John J. Whyte.........................................        --        --
All Directors and Executive Officers as a Group (25
 persons)............................................. 24,112,561      16.4

--------
(*) Less than one percent of the outstanding shares of the class.

(1) Includes 185,000 shares in the Jaros Family Limited Partnership.

                           COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal years ending December 31, 1995, 1996 and 1997, the cash compensation, as well as certain other compensation, paid or accrued to the named executive officers.

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                   -------------------    -------------------------------
                                                            AWARDS
                                                          ----------
                                                          RESTRICTED
                                    COMPEN-                 STOCK    SECURITIES ALL OTHER
                                    SATION/                 AWARDS   UNDERLYING  COMPEN-
NAME AND POSITION          YEAR    SALARY($) BONUS($)       ($)(1)   OPTIONS(#)  SATION
-----------------        --------- --------- ---------    ---------- ---------- ---------
David C. McCourt(3).....   1997     500,000  1,400,000     380,000        --      2,703
 Chairman and Chief        1996     491,154    700,000     238,333        --      5,478
 Executive Officer         1995     397,885    700,000     220,000    166,750     5,612
Michael I. Gottdenker...   1997     209,038    250,000      64,808        --      6,563
 President and Chief       1996     198,673    115,000      59,750      6,670    31,549
 Operating Officer         1995      53,365    100,000          --     40,020    41,013
Bruce C. Godfrey(3).....   1997     243,077    500,000     148,615        --      5,763
 Executive Vice
  President                1996     221,462    165,000      74,333        --      4,965
 Chief Financial Officer   1995     183,731    150,000      67,000        --      4,790
 and Corporate Secretary
James DePolo(4).........   1997     138,713     45,000         --         --        --
 Executive Vice
  President                1996         (5)        (5)         --         --        (5)
                           1995         (5)        (5)         --         --        (5)
Robert J. Gedrose.......   1997      54,519     50,000         --         --     16,000
 Executive Vice
  President                1996         (5)        (5)         --         --        (5)
                           1995         (5)        (5)         --         --        (5)
Michael J. Mahoney(3)... 1/97-9/97  181,346    375,000(6)   84,731        --      2,721
 President and Chief       1996     235,027    175,000      67,017        --      5,478
 Operating Officer         1995     222,462    100,000      65,000        --      5,952
Michael A. Adams(3)..... 1/97-9/97  146,731    112,500(6)   70,654     10,005     1,493
 President--Technology     1996     138,673    155,000      36,950        --      3,853
 & Network Development     1995     122,885     46,000      34,200     13,340     3,991

--------
(1) Represents the market value on the date of grant of restricted stock awards. In connection with the Distribution, shares of restricted CTE Common Stock purchased under the ESPP and share units awarded under the ESPP that relate to CTE Common Stock were adjusted so that, following the Distribution, each such participant was credited with an aggregate equivalent value of restricted shares of common stock of CTE, RCN and Cable Michigan. On October 1, 1997, the shareholders voted to approve a 2-for-3 reverse stock split. Restricted stock award share units have been retroactively restated to reflect the reverse split. As of December 31, 1997, the aggregate holdings and value of restricted stock awards for CTE Common Stock were as follows:

                                                                       AGGREGATE
                                                                SHARES VALUE($)
                                                                ------ ---------
David C. McCourt............................................... 12,652  327,374
Michael I. Gottdenker..........................................  2,715   70,257
Bruce C. Godfrey...............................................  4,653  120,386
James DePolo...................................................    --       --
Robert J. Gedrose..............................................    --       --
Michael J. Mahoney.............................................  4,534  117,312
Michael A. Adams...............................................  2,987   77,281

  Vesting of restricted shares is accelerated upon a change in control of the Company. Dividends, if any, are paid on restricted shares. Subject to continued employment, restricted share units credited to participants' accounts vest in three (3) calendar years following the date on which the share units were initially credited to the participant's account.

(2) Includes the following amounts for the last fiscal year:

    (i)David C. McCourt: $486--Company paid life insurance; $2,217--401(k) Company match; (ii) Michael I. Gottdenker: $486--Company paid life insurance; $4,988--401(k) Company match; $1,098--relocation expenses;
    (iii) Bruce C. Godfrey: $486--Company paid life insurance; $5,277-- 401(k) Company match; (iv) James DePolo: None; (v) Robert J. Gedrose:
    $146--Company paid life insurance; $15,854--relocation expenses; (vi) Michael J. Mahoney: $365--Company paid life insurance; $2,356--401(k) Company match; and (vii) Michael A. Adams: $362--Company paid life insurance; $1,131--401(k) Company match.

(3) Effective as of and following the Distribution, Messrs. McCourt, Godfrey, Mahoney and Adams receive no direct compensation from the Company. They are employees of and compensated by RCN, the compensation committee of which determines their annual base salaries and short and long term bonus opportunities.

(4) Mr. DePolo is employed as an independent consultant for the Company.

(5) The information is not required since the named executive was not an executive officer during 1996 and 1995.

(6) Represents nine (9) months ratable portion of total bonus paid by RCN in December 1997.

                  CTE OPTIONS/SAR GRANTS IN FISCAL YEAR 1997

                                                                   POTENTIAL REALIZABLE
                                       % OF                          VALUE AT ASSUMED
                         NUMBER OF    TOTAL                          ANNUAL RATES OF
                         SECURITIES  OPTIONS                           STOCK PRICE
                         UNDERLYING  GRANTED   EXERCISE              APPRECIATION FOR
                          OPTIONS   TO EMP. IN OR BASE                 OPTION TERM
                          GRANTED   FISCAL YR.  PRICE   EXPIRATION --------------------
NAME                        (#)        1997     ($/SH)     DATE      5%($)     10%($)
----                     ---------- ---------- -------- ---------- --------- ----------
David C. McCourt........      --        --        --          --         --         --
Michael I. Gottdenker...      --        --        --          --         --         --
Bruce C. Godfrey........      --        --        --          --         --         --
James DePolo............      --        --        --          --         --         --
Robert J. Gedrose.......      --        --        --          --         --         --
Michael J. Mahoney......      --        --        --          --         --         --
Michael A. Adams........   10,005      4.26     11.10   2/12/2007     69,834    176,988

                          CTE FY-END OPTION VALUES(1)

                                    NUMBER OF                 VALUE OF UNEXERCISED
                              SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS
                             AT DECEMBER 31, 1997(2)       AT DECEMBER 31, 1997(2)(3)
                         ------------------------------- -------------------------------
                         EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
                         -------------- ---------------- -------------- ----------------
David C. McCourt........    166,750         166,750        2,789,094       2,808,203
Michael I. Gottdenker...     17,342          29,348          276,637         464,067
Bruce C. Godfrey........     28,014          18,676          462,147         308,098
James DePolo............        --              --               --              --
Robert J. Gedrose.......        --              --               --              --
Michael J. Mahoney......     40,020          26,680          660,210         440,140
Michael A. Adams........     19,343          27,347          316,738         430,399

--------
(1) No CTE stock options were exercised by the named executive officers during the fiscal year ended December 31, 1997.

(2) Denominated in shares of CTE Common Stock, as adjusted for the 2-for-3 reverse stock split.

(3)The fair market value of CTE Common Stock at December 31, 1997, was $25.875 per share.

PENSION BENEFITS

  The following table shows the estimated annual benefits payable under the Company's pension plan upon retirement for the named executive officers based upon the compensation and years of service classifications indicated:

                                         YEARS OF SERVICE
                        --------------------------------------------------------------
       AVERAGE
     COMPENSATION         5            10            15            20            25
     ------------       ------       -------       -------       -------       -------
   $100,000             $5,985       $11,970       $17,955       $23,940       $29,925
   $125,000              7,673        15,345        23,018        30,690        38,363
   $150,000-250,000      9,360        18,720        28,080        37,440        46,800

  Pensions are computed on a single straight life annuity basis and are not reduced for social security or other offset amounts. Participants receive a pension based upon average compensation multiplied by the number of years of service. Average compensation is computed on the basis of the average of the employee's highest five (5) consecutive annual base salaries in the ten (10) years immediately preceding retirement. The compensation covered by this plan is generally based upon the compensation disclosed as salary in the Summary Compensation Table. The credited years of service for Mr. Gottdenker as of December 31, 1997 is 2.

                         COMPENSATION COMMITTEE REPORT

  The compensation programs for the Company's executive officers are administered by the Compensation Committee ("Compensation Committee") of the Company's Board of Directors. The Compensation Committee makes recommendations and/or determinations with respect to all executive compensation matters.

  The Compensation Committee submits the following report on compensation for the Company's executive officers for the 1997 fiscal year.

COMPENSATION PHILOSOPHY

  Prior to September 30, 1997, the Company operated as C-TEC Corporation ("C-TEC"). On September 30, 1997, C-TEC distributed 100 percent of the outstanding shares of Common Stock of RCN Corporation ("RCN") and Cable Michigan, Inc. ("Cable Michigan"), another wholly-owned subsidiary of C-TEC, to the shareholders of C-TEC (as previously defined, the "Distribution"). In connection with, and at the time of, the Distribution, certain principal executive officers of C-TEC became the principal executive officers of the Company. In connection with the Distribution, the Company continued the same executive compensation policies, criteria and plans as those of C-TEC. In connection with the Distribution, RCN agreed to provide or cause to be provided to the Company the following services: (i) accounting; (ii) payroll;
(iii) management supervision; (iv) cash management; (v) human resources; (vi) insurance administration; (vii) legal; (viii) tax; (ix) internal audit; and
(x) other miscellaneous administrative services ("Services"). The fee per year for the Services will be 3.5% of the first $175 million of revenue of the Company and 1.75% of any additional revenue. As a result, the RCN executive officers providing Services to the Company (including Messrs. McCourt, Godfrey, Mahoney and Adams) will not be compensated by the Company, but will be compensated by RCN or one of its affiliates.

  The philosophy of the Company's compensation program, which is consistent with the philosophy of C-TEC, is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance shareholder value. The Company's compensation plan policies and philosophies are to:

  1. Establish and implement the concept of Total Direct Compensation ("TDC"), which is intended to provide a base salary slightly below that of the Company's peer group, a short term bonus opportunity equivalent to that of the Company's peer group, and a long term bonus opportunity above that of the Company's peer group.

  2. Establish market-based levels or "bands" for the executive group and develop a TDC profile for each band. The bands for the executive group are based on those adopted by C-TEC. An executive's placement in the bands will be based on individual performance, level and scope of responsibility, and impact on decision making.

  3. Make a greater portion of an executive's potential total compensation opportunity conditional on attainment of performance incentives, with a smaller portion derived from base salary, as an executive's level of responsibility increases.

  4. Align the interests of executives with the interests of shareholders through ownership of Company stock.

  The Compensation Committee determines base salary and makes recommendations with respect to short term incentive grants, and stock option grants as they deem appropriate and consistent with the TDC guidelines and the compensation philosophy of the Company. The base salary structure guidelines and short-term incentive objectives adopted by C-TEC were continued in effect with respect to the Company after the Distribution.

  The Company continues to utilize stock options as long term compensation. In connection with the Distribution, all outstanding C-TEC Stock options held by the Company's executives were converted into stock options of the Company on a basis intended to maintain the same aggregate option value for each stock option holder after the Distribution as the stock option holder had before the Distribution.

  To further align the interests of the Company's executives with that of shareholders, the Company requires that executives acquire and maintain a significant equity stake in the Company. Generally, executives of the

Company are required to own by the year 2000 Company stock with a value ranging, depending on an executive's position, from 100% to 300% of their annual base salary. To assist executives in accumulating this equity position on a pre-tax basis, the Company implemented the Executive Stock Purchase Plan pursuant to which an executive may purchase Company stock through deferral of earned and otherwise payable compensation, which is matched by the Company.

EXECUTIVE OFFICER COMPENSATION

  The salaries paid to executive officers by the Company during the fourth quarter of 1997, the period in which the Company became publicly traded, were consistent with the salaries received by such persons from C-TEC. Such salaries were targeted to be slightly below that of executive officers in the C-TEC peer group and were based upon the consideration of certain employment data, an assessment of the Company's and the officers' performance during the prior year, and certain subjective criteria.

  The amount of cash bonuses paid to executive officers for 1997 pursuant to the bonus plan as adopted by the Company was determined through a combination of factors including the attainment of certain corporate, business unit and individual objectives (financial and non-financial), the compensation practices of the Company's peer group, results of corporate and business unit financial performances and certain subjective criteria. Special emphasis was placed on the officers' contribution to the Restructuring (as defined below).

  The Compensation Committee believes that stock options provide an incentive for retention of executive talent and the creation of shareholder value in the long term since the full benefit of the compensation package cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The number of stock options granted to each executive officer and/or mid-level management employee was based on the individual's salary band, title and the evaluation of each executive's individual performance and contribution to the Company's performance presented to the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. McCourt was paid a base salary and bonus of $500,000 and $1.4 million, respectively, for services rendered to the Company, RCN and Cable Michigan in 1997. Mr. McCourt's compensation for 1997 was structured so that his base compensation was slightly below the level paid to persons holding similar positions at similarly situated companies. Mr. McCourt's short-term incentive award for 1997, which was earned under the short-term plan adopted by the Company, reflects the extraordinary corporate activity that took place in 1997, the accomplishment of certain strategic corporate objectives, and attainment of certain corporate financial and non-financial goals including the restructuring of C-TEC into three (3) separate publicly traded enterprises, a reorganization intended to increase shareholder value.

  From and after the Distribution, Mr. McCourt will be compensated by RCN or an affiliate thereof for services rendered to the Company, RCN and Cable Michigan.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four (4) most highly compensated executive officers other than the chief executive officer unless such compensation is awarded pursuant to a qualified performance-based program. Subject to the needs of the Company, the Company's compensation plans are generally intended to qualify for such qualified performance-based exemption. Consistent with C-TEC, the Company adopted the 1996 Bonus Plan, which is intended to serve as a qualified performance-based compensation program under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Eugene Roth, Chairman
                                          Daniel E. Knowles
                                          John J. Whyte

                                          Dated: April 8, 1998

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Eugene Roth, Esq., Chairman, Daniel E. Knowles and John J. Whyte.

  Eugene Roth, Esq. is a partner at Rosenn, Jenkins and Greenwald, which serves as counsel to the Company from time to time.

                           OTHER RELATED INFORMATION

  Level 3, the Company's controlling shareholder, and/or its affiliates, has a substantial stock ownership in LTH and the Company. These companies share mutual director representation on their respective boards.

  For information regarding certain potential or contemplated transactions between the Company, including its subsidiaries and other affiliates of Level 3, see "Transactions with Management and Certain Concerns."

PERFORMANCE GRAPH

  The following performance graph compares the performance of CTE's Common Stock and Class B Stock to the Nasdaq Stock Market Index and the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in the Company's Common Stock, Class B Stock and each index was $100 at December 31, 1992. The Common and Class B Stock includes the reinvestment of dividends.



                 Comparison of Five Year Cumulative Total Return
                  Among Commonwealth Telephone Enterprises, Inc.,
The Nasdaq Stock Market (U.S.) Index and The Nasdaq Telecommunications Index

                          12/92  12/93  12/94  12/95  12/96  23/97
                          -----  -----  -----  -----  -----  -----
                                              D O L L A R S

Commonwealth
 Telephone Enterprises     100    214    142    221    173    381

Nasdaq Stock Market
 (U.S.) Index              100    115    112    159    195    240

Commonwealth Telephone
 Enterprises - Class B     100    246    136    214    167    556

Nasdaq Telecommunications
 Index                     100    154    129    169    173    254

               TRANSACTIONS WITH MANAGEMENT AND CERTAIN CONCERNS

  David C. McCourt, Chairman, Chief Executive Officer and Director of the Company, served as a director of WorldCom from December 1996 to March 1998. During 1997, the Company earned $1,654,870 in revenue from WorldCom primarily for network costs and construction management services.

  Each of CTE, RCN and Cable Michigan is effectively controlled by Level 3. In addition, the majority of the Company's directors and executive officers also are directors and/or executive officers of RCN and/or Cable Michigan. Set forth below is a brief description of certain aspects of the relationship among CTE, RCN and Cable Michigan.

RELATIONSHIP AMONG CTE, RCN AND CABLE MICHIGAN

  The Distribution Agreement dated September 5, 1997, among C-TEC Corporation, RCN and Cable Michigan entered into in connection with the Distribution defines certain aspects of the relationship among CTE, RCN and Cable Michigan, including the provision of services described below, and provides for the allocation of certain assets and liabilities among CTE, RCN and Cable Michigan. CTE, RCN and Cable Michigan have also entered into a Tax Sharing Agreement dated as of September 5, 1997, to define certain aspects of their relationship with respect to taxes and to provide for the allocation of tax assets and liabilities.

  RCN has agreed to provide or cause to be provided to CTE certain specified services for a transitional period after the Distribution. The transitional services to be provided include the following: (i) accounting; (ii) payroll;
(iii) management supervision; (iv) cash management; (v) human resources; (vi) insurance administration; (vii) legal; (viii) tax; (ix) internal audit; and
(x) other miscellaneous administrative services. The fee per year for these services will be 3.5% of the first $175 million of revenue of CTE and 1.75% of any additional revenue. Assuming the Distribution Agreement was in effect for the entire 1997 calendar year, based on the terms outlined above, the total fee for these services for 1997 would have been $6,503,000.

  CTE has agreed to provide or cause to be provided to the RCN Group and the Cable Michigan Group financial data processing applications, lockbox services, storage facilities, local area network and wide area network support services, building maintenance and other miscellaneous administrative services for a transitional period after the Distribution. The fees for such services and arrangements are an allocated portion (based on relative usage) of the cost incurred by the Company to provide such services and arrangements to all three
(3) companies.

                                 OTHER MATTERS

  On September 30, 1997, the Company distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN and Cable Michigan, to holders of record of CTE Common Equity, as of the close of business on September 19, 1997, in accordance with the terms of a Distribution Agreement dated September 5, 1997 among CTE, RCN and Cable Michigan. RCN consists primarily of CTE's former bundled residential voice, video and Internet access operations in the Boston to Washington, D.C. corridor, its existing New York, New Jersey and Pennsylvania cable television operations, a portion of its long distance operations, and its international investment in Megacable, S.A. de C.V. and Cable Michigan consists of CTE's former Michigan cable operations, including its 62% ownership in Mercom. In connection with the Distribution, CTE changed its name from C-TEC Corporation to Commonwealth Telephone Enterprises, Inc. and amended its articles of incorporation to effect a two-for-three reverse stock split.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  The Board of Directors of the Company held five (5) meetings during 1997, the Audit Committee met one (1) time and the Compensation/Pension Committee met four (4) times.

EXECUTIVE COMMITTEE

  The Executive Committee exercises, to the maximum extent permitted by law, all powers of the board of directors between board meetings, except those functions assigned to specific committees. The current Executive Committee consists of David C. McCourt, Chairman, Michael I. Gottdenker, Bruce C. Godfrey and Walter Scott, Jr.

AUDIT COMMITTEE

  The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls. The current Audit Committee consists of John J. Whyte, Chairman, Stuart E. Graham and Frank M. Henry.

COMPENSATION/PENSION COMMITTEE

  The Committee made recommendations to the Board of Directors concerning the salaries and incentive compensation awards for the top levels of management of the Company and its subsidiaries and established compensation policy. The Committee also administered the Company's Short-Term Incentive Plan, 1994 Stock Option Plan, 1996 Equity Incentive Plan, as well as the Executive Stock Purchase Plan. The Committee reviewed and evaluated the investment performance of the various pension investment funds and monitored the performance of the administrators, investment managers and trustees of such funds, as well as reviewed the actuarial assumptions used in setting the Company's funding policies for such funds. The current Compensation/Pension Committee consists of Eugene Roth, Chairman, Daniel E. Knowles and John J. Whyte.

DIRECTORS' COMPENSATION

  Directors of CTE who are employees of the Company and its subsidiaries receive no directors fees. Non-employee directors of the Company receive on January 1 an annual directors' fee of $9,000 in CTE Common Stock based upon the average fair market value of the CTE Common Stock during the ten (10) trading days prior to such date, plus $750 per Board of Directors meeting. The Committee Chairman and other committee members are paid $1,000 and $750, respectively, for each committee meeting attended. Pursuant to the 1997 Non-Management Directors Compensation Plan, each non-employee director will receive an annual grant of a non-qualified option covering 2,000 shares of CTE Common Stock on the date of the annual meeting of shareholders based upon the fair market value of the CTE Common Stock on the date the option is granted.

                                  PROPOSAL 2:

                     RATIFICATION OF INDEPENDENT AUDITORS

  The Company is asking the shareholders to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998.

  If the shareholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors. Notwithstanding the shareholders' ratification of the selection of the independent auditors, the Board reserves the right to select other independent auditors at its discretion.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions. Ratification of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1998, requires the affirmative vote of a majority of the votes cast by holders of CTE Common Stock and CTE Class B Stock voting together as a single class.

  The Board of Directors recommends that the shareholders vote FOR the proposal to ratify the appointment of Coopers & Lybrand L.L.P. to serve as independent auditors of the Company for the fiscal year ending December 31, 1998.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

FINANCIAL INFORMATION

  A copy of the Company's 1997 Annual Report to Shareholders containing the Consolidated Financial Statements of the Company, including the report thereon dated March 27, 1998, of Coopers & Lybrand L.L.P., independent accountants, accompanies this Proxy Statement.

  Upon the written request of any person who, on April 14, 1998, was a record owner of CTE Common Stock or CTE Class B Stock, or who represents in good faith that he was on such date a beneficial owner of such Stock entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company's 1997 annual report on Form 10-K, including the financial statements, schedules, and exhibits filed with the Securities and Exchange Commission. Written requests for the Report should be directed to: Investor Relations Department, Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attn: David G. Weselcouch, Vice President of Investor Relations.

SOLICITATION OF PROXIES

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

  It is important that proxies be returned promptly. Therefore, shareholders are urged to promptly fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

SHAREHOLDERS' PROPOSALS

  Any shareholder who desires to submit a proposal to be considered for inclusion in the proxy statement and proxy of the Company relating to the 1999 Annual Meeting of Shareholders must submit such proposal in writing to the Company by December 17, 1998. Such proposals should be hand delivered or mailed, return receipt requested, to the Corporate Secretary of the Company.

                                          By order of the Board of Directors.


                                          /s/ Bruce C. Godfrey
                                          Bruce C. Godfrey,
                                          Executive Vice President,
                                          Chief Financial Officer, and
                                          Corporate Secretary

Dated: April 17, 1998

                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                                 100 CTE DRIVE
                        DALLAS, PENNSYLVANIA 18612-9774

            PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- MAY 14, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, hereby revoking any contrary proxy previously given, hereby appoints David C. McCourt, James Q. Crowe and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated below, all the Common Stock and Class B Common Stock of the undersigned in COMMONWEALTH TELEPHONE ENTERPRISES, INC. (the "Company") entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey, on May 14, 1998, at 11:00 a.m., local time, and at any adjournment or postponement thereof, all as set forth in the related notice of proxy statement for the 1998 Annual Meeting.


1. To elect four           FOR all nominees listed
 (4) Directors to          below (except as marked to WITHHOLD AUTHORITY to
 Class II to               the contrary) [_]          vote for all nominees
 serve for a term                                     listed below [_]
 of three years;
 and

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

      Michael I. Gottdenker, Frank M. Henry, Eugene Roth and John J. Whyte

2. To ratify the selection of Coopers & Lybrand L.L.P., as independent auditors of the Company for the fiscal year ending December 31, 1998; and

                   FOR [_]      AGAINST [_]      ABSTAIN [_]

3. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                   FOR [_]      AGAINST [_]      ABSTAIN [_]

            (Continued, and to be Signed and Dated, on Reverse Side)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS ON THE REVERSE SIDE.

  The undersigned acknowledges receipt of the notice and proxy statement relating to the 1998 Annual Meeting and the Company's annual report for 1997.

                                           Dated: _____________________________

                                           ____________________________________
                                                        Signature

                                           ____________________________________
                                                Signature, if held jointly

  PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.